Exhibit 99.2

First Quarter 2006 Earnings Slide Presentation
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April  2006
1ST Quarter 2006
Earnings Webcast

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#2 / April  2006
Safe Harbor Regarding
Forward Looking Statements
    This presentation contains forward-looking information concerning future events and nformation about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Actual results, including but not limited to, National Penn Bancshares’ business and operations, could differ materially.  Such differences may be due to, but are not limited to, deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; potential difficulties in establishing and maintaining operations in new markets; technological changes; reputational risks; and other risks and uncertainties discussed in National Penn’s reports filed from time to time with the Securities and Exchange Commission, which are incorporated herein by reference.  National Penn cautions you not to place undue reliance on these statements.  National Penn undertakes no obligation to publicly release or update any of these statements.

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#3 / April  2006
Overview
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Assets              $ 5.11 Billion
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Deposits          $ 3.62 Billion
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Loans                $ 3.40 Billion
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Equity                $ 518.2  Million

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#4 / April  2006
                               3/31/2006         3/31/2005*
Net Income                $15.0 million        $13.7 million        +   9.7%
Diluted EPS                $ 0.33                    $ 0.31                   +   6.5%
Cash Dividends          $ 0.165                  $ 0.160                 +   3.1%
ROE                            13.0%                   12.8%
ROA                            1.24%                   1.23%
*Adjusted to include 5 for 4 stock split paid September 30, 2005 and FAS123R effect.
Financial Highlights
1Q2006